EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Non-Derivative Securities: Ordinary Shares

Issuer & Ticker Symbol: Scottish Re Group Ltd. (SKRRF)

Date of event requiring statement: March 14, 2008

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information:

Relationship of Joint Filer to Issuer: 10% Owner

Ownership Form: Direct

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person.

745 Seventh Avenue

New York, NY 10019

Signature of Joint Filer:

LEHMAN BROTHERS INC.

By:	/s/ Gwen J. Zeisler
Name: Gwen J. Zeisler Title: Vice President

Date: May 22, 2008